Section 13 OR 15(d) of The Securities Exchange Act of 1934 04-25-2025UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 8-K FORM 8-K CURRENT REPORT OMB Number: 3235-0060 Expires:
November 30, 2027 Estimated average burden hours per response 8.41 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 04-25-2025 Date of Report (Date of earliest event reported) Turnkey Capital Inc (Exact name of registrant as specified in its charter) Nevada 00001567503 33-1225521 (State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.) 29970 Technology Dr., Suite 219, Murrieta, CA 92563 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code 888-272-5505 2929 E. Commercial Blvd., Penthouse D., Ft. Lauderdale, FL 33308 (Former name or former address, if changed since last report.) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) SEC 873 (07-24) Potential persons who are to respond to the collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number. Board of Governors of the Federal Reserve System OMB Number 7100-0091 Approval expires February 28, 2026 Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol(s) Name of each exchange on which registered Common Preferred Series B TKCI TKCI Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). [ ] Emerging growth company Item 1.01 Entry into a Material Definitive Agreement. July 31, 2023, Turnkey Capital Inc entered into an Asset Purchase Agreement with Aedan Looking Glass Inc
(ALG), a Wyoming Corporation. Turnkey Capital Inc acquired 100% of the Adaptive Intelligence technology assets of ALG Intelligence at the initial closing of the transaction. The Intellectual Property was valued at $1,482,000 thru a 409a valuation from Aedan Looking Glass Inc. This acquisition supports the Company's status as a non-shell company, as confirmed by a legal opinion filed as Exhibit 99.1. Item 5.01 Changes in Control of Registrant. On July 31, 2023, a change in control of Turnkey Capital Inc (the Company) occurred. Pursuant to the Asset Purchase Agreement, the Company issued 18,525,000 common shares and a share of Series B preferred stock giving ALG voting control to New Management (the New Management). As a result, the New Management now holds 100% of the voting power of the Company's outstanding securities and has assumed control of the Company. See Exhibit 10.1 Asset Purchase Agreement Prior to the change in control, Neil Swartz, Timothy Hart and Richard Paull held positions of Officers/Directors. As a result of the issuance of new shares to the New Management and the resignation of the Former Officers and Directors from their positions (as described in Item 5.02 below), the Former Officers and Directors no longer hold any control position in the Company. The Former Officers and Directors continue to hold a non-material amount of the Company's common stock as passive shareholders, representing less than 5% of the voting power, which does not confer control or significant influence over the Company's operations or governance. Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Neil Swartz, Timothy Hart and Richard Paull resigned as Officers/Directors as the date of the Asset Purchase Agreement and Change-in-Control. New Officers/Directors were appointed with Board Approval: Dawnte Bailey, CEO; Gary Griffes, President; Norm Thomas, CFO; Russell Ward, Investor Relations; Andreas Zill, Director; Kurt Huwig, CTO. Item 9.01 Financial Statements and Exhibits. (a) Financial statements of businesses acquired. Not applicable. (b) Pro forma financial information. Not applicable. (c) Shell company transactions. Not applicable. (d) Exhibits Exhibit No. Description 10.1 Intellectual Property Purchase Agreement, dated July 31, 2023 99.1 Legal Opinion of Anthony, Linder & Cacomanolis, Jessica Haggard, ESQ, dated May 2, 2024, regarding the Company's status as a non-shell company. SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Turnkey Capital Inc (Registrant) Date 04-25-2025 /s/ Dawnte Bailey Dawnte Bailey, Chief Executive Officerate of Report (Date of earliest event reported) Turnkey Capital Inc